UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 23, 2010 (August 3, 2010)

DYNASTY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53141	26-0855681
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 22B, Block C, Shimao Plaza
No. 9 Fuhong Road, Shenzhen, Futian District
People’s Republic of China 518033
(Address of principal executive offices)

(86) 755 83 67 9378
(Registrant's telephone number, including area code)

360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b) Engagement of New Independent Registered Public Accounting Firm

On May 3, 2010, Dynasty Energy Resources, Inc. (the “Company”) reported the departure of the Company’s prior auditor, Michael Cronin, CPA, in a Current Report on Form 8-K filed on May 3, 2010.  On August 3, 2010, the board of directors of the Company appointed the accounting firm Friedman, LLP (“Friedman”) to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2010.

During the fiscal years ended June 30, 2009 and 2008 and through August 3, 2010, the date of the engagement of Friedman, neither the Company nor anyone acting on the Company's behalf consulted Friedman with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and Friedman did not provide either in a written report or oral advice to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNASTY ENERGY RESOURCES, INC.

By: /s/ Joseph Meuse
September 22, 2010	Joseph Meuse Director